SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     May 14, 2003

HOST MARRIOTT, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25087	52-2095412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland	20817 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (240) 744-1000

Item 5.    Other Events.

General

On May 14, 2003, we entered into an amendment to our bank credit facility with Deutsche Bank Trust Company Americas, as Administrative Agent, Bank of America, N.A., as syndication agent and certain other agents and lenders. As a result of such amendment, the financial covenants which we are subject to were modified to provide additional flexibility for the remaining term of the bank credit facility. In addition, the revolving loan commitment under our bank credit facility will automatically be reduced from $400 million to $300 million in November 2003 unless we have taken other actions, primarily the completion of asset sales, which would otherwise reduce the revolving loan commitment to $300 million or less prior to such time. Not more than $250 million of the revolving loan commitment will be available for drawing initially. Additionally, availability under the revolving loan commitment could increase in the event that our leverage ratio falls below 6.75x after the third quarter of 2003.

As was the case under our bank credit facility prior to the amendment, the scheduled maturity date continues to be in June 2005. However, the option to extend the maturity date for an additional year after June 2005, which was subject to satisfying a certain leverage ratio, has been eliminated under the amendment.

We have no amounts outstanding under the bank credit facility.

Financial and Other Covenants

We continue to be subject to financial covenants under the bank credit facility for leverage, interest coverage, fixed charge coverage and unsecured interest coverage, but the applicable financial covenant levels have generally been made less stringent than would have been applicable during comparable time periods under the bank credit facility prior to the amendment. In addition, the amendment provides that in the event that these financial covenants are not satisfied during any one of certain fiscal quarters specified in the amendment (the baseline covenants), such event will not cause a default or event of default so long as less restrictive covenant levels are met during such fiscal quarter and our projections show that compliance with the baseline covenant levels that would otherwise be applicable under the amended bank credit facility will be achieved in the following fiscal quarter. The ability to utilize the less restrictive covenant levels is available on a one-time basis only. In the event that it becomes necessary to utilize such less restrictive levels for a fiscal quarter, then until such time as we deliver results for our next fiscal quarter that demonstrate satisfaction with the baseline covenants, we will generally be prohibited from borrowing additional amounts under the bank credit facility and, to the extent that amounts were outstanding under the bank credit facility at the time we utilized the less restrictive covenants, we will also temporarily become subject to more restrictive limitations on our ability to make certain investments and capital expenditures, pay dividends, or incur new indebtedness.

Mandatory Commitment Reductions Relating to Asset Sales

In general, in the event that we consummate assets sales during any 12 month period that generate net proceeds in excess of 1% of our total assets (calculated using an amount equal to our undepreciated real estate assets), the revolving loan commitment will automatically be reduced by the amount of such proceeds to the extent that such proceeds are not reinvested or committed to be reinvested in our business within 364 days. The amendment provides certain exceptions to this general rule, including, among other things, the following:

•	Until such time as the revolving loan commitment has been reduced to $300 million, a revolving loan commitment reduction cannot be avoided through the reinvestment of the asset sale proceeds; and
•	When the revolving loan commitment is $250 million or less, further revolving loan commitment reductions occur with respect to asset sale proceeds that are not reinvested only to the extent that amounts are outstanding under the bank credit facility. If no amounts are outstanding, a commitment reduction can be avoided if we achieve commensurate reductions in the amount of our other secured indebtedness or indebtedness under our senior note indenture.

* * *

Forward-looking Statements

Certain matters discussed herein are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. We identify forward-looking statements in this report on Form 8-K by using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may be”, “objective”, “plan”, “predict”, “project” and “will be” and similar words or phrases, or the negative thereof. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this report on Form 8-K to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

Exhibit No.	Description
10.37

Credit Agreement, dated as of June 6, 2002, among Host Marriott, L.P., Certain Canadian Subsidiaries of Host Marriott, L.P., Deutsche Bank Trust Company Americas, Bank of America, N.A., Citicorp Real Estate, Inc., Credit Lyonnais New York Branch, Wells Fargo Bank, N.A. and Various Lenders (incorporated by reference to the Registrant’s report on Form 8-K filed on June 14, 2002)

10.38

Pledge and Security Agreement, dated as of June 6, 2002, among Host Marriott, L.P. and the other Pledgors named therein and Deutsche Bank Trust Company Americas, as Pledgee (incorporated by reference to the Registrant’s report on Form 8-K filed on June 14, 2002)

10.39

Subsidiaries Guaranty, dated as of June 6, 2002, by the subsidiaries of Host Marriott, L.P. named as Guarantors therein (incorporated by reference to the Registrant’s report on Form 8-K filed on June 14, 2002)

10.40

Amendment No. 1 to Credit Agreement, dated as of May 14, 2003, among Host Marriott, L.P., Calgary Charlotte Partnership, HMC Toronto Air Company, HMC Toronto EC Company, HMC AP Canada Company, Deutsche Bank Trust Company Americas, as Administrative Agent, and various lenders.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST MARRIOTT, L.P

	By:	Host Marriott Corporation
Its General Partner

Date: May 19, 2003	By:	/s/ LARRY K. HARVEY
Name: Larry K. Harvey
Title: Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.37

Credit Agreement, dated as of June 6, 2002, among Host Marriott, L.P., Certain Canadian Subsidiaries of Host Marriott, L.P., Deutsche Bank Trust Company Americas, Bank of America, N.A., Citicorp Real Estate, Inc., Credit Lyonnais New York Branch, Wells Fargo Bank, N.A. and various lenders (incorporated by reference to the Registrant’s report on Form 8-K filed on June 14, 2002)

10.38

Pledge and Security Agreement, dated as of June 6, 2002, among Host Marriott, L.P. and the other Pledgors named therein and Deutsche Bank Trust Company Americas, as Pledgee (incorporated by reference to the Registrant’s report on Form 8-K filed on June 14, 2002)

10.39

Subsidiaries Guaranty, dated as of June 6, 2002, by the subsidiaries of Host Marriott, L.P. named as Guarantors therein (incorporated by reference to the Registrant’s report on Form 8-K filed on June 14, 2002)

10.40

Amendment No. 1 to Credit Agreement, dated as of May 14, 2003, among Host Marriott, L.P., Calgary Charlotte Partnership, HMC Toronto Air Company, HMC Toronto EC Company, HMC AP Canada Company, and Deutsche Bank Trust Company Americas, as Administrative Agent, and various lenders.

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